As filed with the Securities and Exchange Commission on October 29, 2026.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BAMBUSA THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	2836	99-2083913
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
22 Boston Wharf Road, Floor 7
Boston, Massachusetts 02210
(617) 848-6188
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Shanshan Xu, M.D., Ph.D., M.B.A.
Chief Executive Officer, President, and Chairperson
22 Boston Wharf Road, Floor 7
Boston, Massachusetts 02210
(617) 848-6188
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer Fang Karen E. Deschaine David G. Sharon Tony Jeffries Wilson Sonsini Goodrich & Rosati, P.C. 201 Washington Street, Suite 2000 Boston, Massachusetts 02108-4403 (617) 598-7800	Nathan Ajiashvili Alison Haggerty Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-299405
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
Bambusa Therapeutics, Inc., a Delaware corporation (the “Company”), is filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-299405), which was originally filed with the SEC on October 9, 2026, as amended (the “Prior Registration Statement”), and which the Securities and Exchange Commission declared effective on October 29, 2026.
The Company is filing this registration statement for the sole purpose of increasing the number of shares of its common stock, par value $0.00001 per share, to be registered for sale by 1,357,638 shares, including 177,083 shares which may be sold by the Company upon the exercise of the underwriters’ option to purchase additional shares of the Company’s common stock. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 of the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this registration statement.
The required opinion and consents are listed on the Exhibit Index attached hereto and are filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of the Prior Registration Statement, as filed on October 9, 2026).

107	Filing Fee Table.
*Filed previously.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 29, 2026.

BAMBUSA THERAPEUTICS, INC.

By:	/s/ Shanshan Xu, M.D., Ph.D., M.B.A
Shanshan Xu, M.D., Ph.D., M.B.A
Chief Executive Officer, President, and Chairperson
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shanshan Xu, M.D., Ph.D., M.B.A.	Chief Executive Officer, President, and Chairperson	October 29, 2026
Shanshan Xu, M.D., Ph.D., M.B.A.	(Principal Executive Officer)

/s/ Jonathan I. Lieber, M.B.A.	Chief Financial Officer	October 29, 2026
Jonathan I. Lieber, M.B.A.	(Principal Financial and Accounting Officer)

*	Director	October 29, 2026
Derek DiRocco, Ph.D.

*	Director	October 29, 2026
Christian Foerster, M.Sc.

*	Director	October 29, 2026
Helmut Jeggle, M.B.A.

*	Director	October 29, 2026
Howard Liang, Ph.D., M.B.A.

* By:	/s/ Shanshan Xu, M.D., Ph.D., M.B.A

Shanshan Xu, M.D., Ph.D., M.B.A
Attorney-in-fact